NEWS RELEASE 950 Echo Lane, Suite 100 Houston, TX 77024

AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700

	Chief Financial Officer	John C. Rickel	(713) 647-5700

	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700

AT Fleishman-Hillard:	Investors/Media	Russell A. Johnson	(713) 513-9515

FOR IMMEDIATE RELEASE
MONDAY, JAN. 16, 2006

GROUP 1 AUTOMOTIVE ANNOUNCES LEXUS AND TOYOTA ACQUISITIONS

Dispositions Announced; Stock Repurchase Authorization Completed

HOUSTON, Jan. 16, 2006 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 specialty retailer, today announced it has acquired Lexus and Toyota franchises in Manchester, N.H., and relocated its Fort Bend, Texas, Toyota franchise into a new state-of-the-art facility. The company also announced that it has completed its stock repurchase program under its current board authorization.

In January, Group 1 acquired Lexus and Toyota franchises in Manchester that are expected to generate $127.1 million in annual revenues. This is the sole Lexus franchise in the state of New Hampshire. Prior to this acquisition, Toyota, Scion and Lexus represented 29 percent of Group 1’s new vehicle unit sales at the end of the third quarter 2005. The combination of these additions and the relocation of the Fort Bend Toyota store is expected to grow that figure.

Group 1 also announced the relocation of Fort Bend Toyota into a new facility located at the corner of the heavily-traveled Highway 59 and Grand Parkway exit in rapidly-growing Fort Bend County, Texas, a suburb of Houston. The new 84,000 square foot facility has 42 service bays, doubling the service and parts capacity from the previous location.

Dispositions
The company disposed of a Nissan franchise in Southern California in November 2005 and a Hummer franchise in Tulsa, Okla., in January 2006. The two franchises had estimated 2005 annual run rate revenues of $31.7 million.

Stock Repurchase
During the fourth quarter of 2005, Group 1 repurchased 623,207 shares of its common stock at an average price of $30.40, completing its board-authorized $18.9 million share repurchase program.

“We could not be more pleased with our investments in the Lexus and Toyota franchises in Manchester and Houston,” said Earl J. Hesterberg, Group 1’s president and chief executive officer. “These franchise and facility actions will support additional revenue and profit growth while leveraging our operational scale. The stock repurchase and franchise dispositions demonstrate our commitment to improve stockholder value and are consistent with our previously announced strategy.”

About Group 1 Automotive, Inc.
Group 1 owns 96 automotive dealerships comprised of 142 franchises, 31 brands and 31 collision service centers located in California, Colorado, Florida, Georgia, Louisiana, Massachusetts, New Hampshire, New Jersey, New Mexico, New York, Oklahoma and Texas. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

This press release contains “forward-looking statements,” which are statements related to future, not past events. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, and (h) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.